Exhibit 99.1

Duluth Holdings Inc. Announces  First Quarter 2022 Financial Results

Net Sales of $122.9 million

Gross Margin increases 470 basis points to 54.6%

Launches new Duluth by Duluth Trading Co. logo and Rebrands Alaskan Hardgear as AKHG

Reaffirmed Fiscal 2022 outlook for Net Sales, EPS and Adjusted EBITDA

MOUNT HOREB, WI – June  2, 2022 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal first quarter ended May 1, 2022.

Highlights for the First Quarter Ended May 1, 2022

•	Net sales of $122.9 million compared to $133.4 million in the prior year first quarter
•	Gross margin improved 470 basis points to 54.6% compared to 49.9% in the prior year first quarter
•

Net loss of ($1.3) million, or ($0.04) per diluted share, compared to net income of $0.5 million, or $0.02 per diluted share in the prior year first quarter; excluding the $3.9 million carryover of freight costs, net income would have been $1.6 million, or $0.05 per diluted share

•	Adjusted EBITDA[1] of $7.9 million, reflects 6.4% of net sales

1See Reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Our first quarter results demonstrate our continued operational effectiveness in the face of an uneven macro environment. With our inventories in a healthy position at quarter end and digital marketing tactics that draw on elevated data analytics, we are meeting the needs of our customers and executing our strategies for long-term brand growth. The efficiency of our omnichannel model is producing a consistently strong gross profit margin, which for Q1 was 54.6%, an increase of 470 basis points over last year.”

“We are excited to bring our evolving portfolio of brands to life with the launch of Duluth by Duluth Trading Co. and our rebranding of Alaskan Hardgear as AKHG, which is now expanded to include Women’s.  Both brands stand behind our commitment to product innovation and long-standing quality. Duluth is our core workwear brand, while AKHG serves our customer’s desires to be active in the outdoors and equips them for the adventures they are taking on.  We’re pleased with the customer response to our new brand positioning and expect the momentum to continue building.” Sato concluded.

Operating Results for the First Quarter Ended May 1, 2022

Net sales decreased 7.9% to $122.9 million, compared to $133.4 million in the same period a year ago.  Retail store net sales increased slightly by 0.4% to $45.2 million.  Direct-to-consumer net sales decreased by 12.1% to $77.7 million compared to the first quarter last year primarily due to heavier clearance sales, coupled with continued supply chain disruptions during the prior year.  Direct-to-consumer net sales decreased 18.8% and 22.9% in fiscal February and March, respectively, as compared to the prior year, but April ended strong with direct-to-consumer net sales increasing 10.8% as our inventory position continues to improve.

Net sales in store markets decreased 5.4% to $85.1 million, compared to $89.9 million in the same period a year ago. Net sales in non-store markets decreased by 12.5%, to $36.8 million driven by less clearance sales due to managing with an improved inventory system during the current quarter.

Gross profit increased 0.8% to $67.1 million, or 54.6% of net sales, compared to $66.5 million, or 49.9% of net sales, in the corresponding prior year period. Absent the $3.9 million carryover of expedited freight costs that were expensed during the current quarter, our first quarter gross profit margin would have been approximately 58%. The increase in gross profit rate was driven by less clearance sales due to improved inventory position.

Selling, general and administrative expenses increased 5.2% to $68.0 million, compared to $64.6 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 55.3%, compared to 48.5% in the corresponding prior year period.

The increase in selling, general and administrative expense was primarily due to investments in new headcount,  as well as increased brand development expense to support the launch of Duluth by Duluth Trading Co. and rebrand of Alaskan Hardgear as AKHG.

The effective tax rate related to controlling interest was 25% compared to 16% in the corresponding prior year period. The effective tax rate in the prior year was impacted by changes to certain discrete items.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $40.4 million, an inventory balance of $152.2 million, net working capital of $106.0 million, and no outstanding Duluth Trading bank debt.

Fiscal 2022 Outlook

The Company’s fiscal 2022 outlook is as follows:

•	Net sales in the range of $730 million to $755 million
•	Adjusted EBITDA in the range of $84 million to $88 million[1]
•	EPS in the range of $0.93 to $1.02 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $40 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  June  2, 2022 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 9, 2022: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 6696956
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/6696956 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months ended May 1, 2022, versus the three months ended May 2, 2021.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2022 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 1, 2022	January 30, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$40,370	$77,051
Receivables	5,097	5,455
Income tax receivable	—	—
Inventory, net	152,244	122,672
Prepaid expenses & other current assets	16,422	17,333
Prepaid catalog costs	—	10
Total current assets	214,133	222,521
Property and equipment, net	108,283	110,078
Operating lease right-of-use assets	118,414	120,911
Finance lease right-of-use assets, net	49,402	50,133
Available-for-sale security	6,066	6,554
Other assets, net	6,495	5,353
Total assets	$502,793	$515,550
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$54,523	$45,402
Accrued expenses and other current liabilities	32,214	47,504
Income taxes payable	4,782	6,814
Current portion of operating lease liabilities	13,191	12,882
Current portion of finance lease liabilities	2,730	2,701
Current portion of Duluth long-term debt	—	—
Current maturities of TRI long-term debt[1]	711	693
Total current liabilities	108,151	115,996
Operating lease liabilities, less current maturities	104,448	107,094
Finance lease liabilities, less current maturities	39,574	40,267
Duluth long-term debt, less current maturities	—	—
TRI long-term debt, less current maturities[1]	26,440	26,608
Deferred tax liabilities	2,791	2,867
Total liabilities	281,404	292,832
Commitments and contingencies
Shareholders' equity:
Treasury stock	(1,457)	(1,002)
Capital stock	96,299	95,515
Retained earnings	129,575	130,868
Accumulated other comprehensive income, net	153	489
Total shareholders' equity of Duluth Holdings Inc.	224,570	225,870
Noncontrolling interest	(3,181)	(3,152)
Total shareholders' equity	221,389	222,718
Total liabilities and shareholders' equity	$502,793	$515,550

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 1, 2022	May 2, 2021
Net sales	$122,904	$133,419
Cost of goods sold (excluding depreciation and amortization)	55,841	66,876
Gross profit	67,063	66,543
Selling, general and administrative expenses	67,994	64,648
Operating (loss) income	(931)	1,895
Interest expense	876	1,308
Other income, net	46	16
(Loss) income before income taxes	(1,761)	603
Income tax (benefit) expense	(438)	105
Net (loss) income	(1,323)	498
Less: Net loss attributable to noncontrolling interest	(29)	(46)
Net (loss) income attributable to controlling interest	$(1,294)	$544
Basic (loss) earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,714	32,540
Net (loss) income per share attributable to controlling interest	$(0.04)	$0.02
Diluted (loss) earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,714	32,720
Net (loss) income per share attributable to controlling interest	$(0.04)	$0.02

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 1, 2022	May 2, 2021
Cash flows from operating activities:
Net (loss) income	$(1,323)	$498
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,520	7,274
Stock based compensation	618	371
Deferred income taxes	37	(16)
Loss on disposal of property and equipment	26	51
Changes in operating assets and liabilities:
Receivables	358	262
Inventory	(29,572)	4,867
Prepaid expense & other current assets	746	(595)
Software hosting implementation costs, net	(1,007)	(132)
Deferred catalog costs	10	212
Trade accounts payable	10,362	5,991
Income taxes payable	(2,032)	104
Accrued expenses and deferred rent obligations	(17,500)	(6,330)
Other assets	(11)	(33)
Noncash lease impacts	51	(101)
Net cash (used in) provided by operating activities	(31,717)	12,423
Cash flows from investing activities:
Purchases of property and equipment	(3,885)	(2,033)
Principal receipts from available-for-sale security	39	35
Proceeds from disposals	3	24
Net cash used in investing activities	(3,843)	(1,974)
Cash flows from financing activities:
Payments on delayed draw term loan	—	(30,625)
Payments on TRI long term debt	(168)	(151)
Payments on finance lease obligations	(664)	(615)
Payments of tax withholding on vested restricted shares	(455)	(358)
Other	166	133
Net cash used in financing activities	(1,121)	(31,616)
Decrease in cash, cash equivalents	(36,681)	(21,167)
Cash and cash equivalents at beginning of period	77,051	47,221
Cash and cash equivalents at end of period	$40,370	$26,054
Supplemental disclosure of cash flow information:
Interest paid	$876	$1,348
Income taxes paid	$1,610	$—
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$4,121	$962

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter Ended May 1, 2022

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 1, 2022	May 2, 2021
(in thousands)
Net (loss) income	$(1,323)	$498
Depreciation and amortization	7,520	7,274
Amortization of internal-use software hosting
subscription implementation costs	633	—
Interest expense	876	1,308
Income tax (benefit) expense	(438)	105
EBITDA	$7,268	$9,185
Stock based compensation	618	371
Adjusted EBITDA	$7,886	$9,556

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 29, 2023

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$30,800	$33,500
Depreciation and amortization	32,200	32,600
Amortization of internal-use software hosting subscription implementation costs	3,000	3,200
Interest expense	4,750	4,450
Income tax expense	10,250	11,150
EBITDA	$81,000	$84,900
Stock based compensation	3,000	3,100
Adjusted EBITDA	$84,000	$88,000